                                                                    EXHIBIT 4.1

                        AGREEMENT OF LIMITED PARTNERSHIP

                OF INLAND RETAIL REAL ESTATE LIMITED PARTNERSHIP

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
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                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
Article 1.        Definitions and Exhibits........................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Exhibits, etc..................................................................................10
         1.3      Organization...................................................................................10

Article 2.        Formation of Operating Partnership.............................................................10
         2.1      Operating Partnership Name.....................................................................10

Article 3.        Capital........................................................................................11
         3.1      Issuance of Units..............................................................................11
         3.2      Redemption Right...............................................................................12
         3.3      Conversion Right...............................................................................13
         3.4      Additional Capital.............................................................................15
         3.5      No Third Party Beneficiary.....................................................................15
         3.6      Capital Accounts...............................................................................16
         3.7      No Interest on or Return of Capital............................................................17
         3.8      Negative Capital Accounts......................................................................17
         3.9      Limit on Contributions and Obligations of Partner..............................................17

Article 4.        Purpose and Powers of Operating Partnership....................................................17
         4.1      Purposes.......................................................................................17
         4.2      Compliance with REIT Requirements..............................................................18
         4.3      Maintenance of Partnership Status Requirements.................................................18

Article 5.        Term...........................................................................................18

Article 6.        Allocations....................................................................................19
         6.1      Profits or Losses..............................................................................19
         6.2      Special Allocations............................................................................19
         6.3      Other Allocation Rules.........................................................................21
         6.4      Tax Allocations; Code Section 704(c) / Section 1245 and 1250 Recapture.........................21
         6.5      Nonrecourse Liabilities........................................................................22

Article 7.        Cash Available For Distribution................................................................22
         7.1      Distributions to Partners......................................................................22
         7.2      REIT Distributions.............................................................................23
         7.3      Consent to Distributions.......................................................................23
         7.4      Liquidating Distributions......................................................................23

Article 8.        Management of Operating Partnership............................................................23
         8.1      General Partner................................................................................23
         8.2      Limitations on Powers and Authorities of Partners..............................................26
         8.3      Title Holder...................................................................................26


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
         8.4      Compensation of the General Partner............................................................26
         8.5      Standard of Conduct............................................................................26
         8.6      Indemnification................................................................................27
         8.7      Other Activities of Partners and Agreements with Related Parties...............................29
         8.8      Other Matters Concerning the General Partner...................................................29

Article 9.        Banking........................................................................................30

Article 10.       Accounting.....................................................................................30
         10.1     Fiscal Year....................................................................................30
         10.2     Books of Account...............................................................................30
         10.3     Reports........................................................................................30
         10.4     Audits.........................................................................................31
         10.5     Method of Accounting...........................................................................31
         10.6     Tax Election...................................................................................31
         10.7     Tax Matters Partner............................................................................31
         10.8     Administrative Adjustments.....................................................................31

Article 11.       Transfers of Operating Partnership Interests...................................................31
         11.1     General Partner................................................................................31
         11.2     Limited Partners...............................................................................33
         11.3     Admission Adjustments..........................................................................34

Article 12.       Rights and Obligations of the Limited Partners.................................................35
         12.1     No Participation in Management.................................................................35
         12.2     Meetings of Partners...........................................................................35
         12.3     Death, Legal Incompetency, Etc. of a Limited Partner...........................................36
         12.4     No Withdrawal..................................................................................37
         12.5     Duties and Conflicts...........................................................................37

Article 13.       Liquidation and Dissolution of Operating Partnership...........................................37
         13.1     Termination Events.............................................................................37
         13.2     Method of Liquidation..........................................................................37
         13.3     Distribution in Kind...........................................................................38
         13.4     Documentation of Liquidation...................................................................38
         13.5     Liability of the Liquidating Trustee...........................................................38

Article 14.       Power of Attorney..............................................................................39

Article 15.       Amendment of Operating Partnership Agreement...................................................39
         15.1     General........................................................................................39
         15.2     Merger, Etc. of General Partner................................................................40

Article 16.       Arbitration....................................................................................40
         16.1     General........................................................................................40
         16.2     Procedures.....................................................................................40
         16.3     Binding Character..............................................................................41


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         16.4     Exclusivity....................................................................................41
         16.5     No Alteration of Operating Partnership Agreement...............................................41

Article 17.       Miscellaneous..................................................................................41
         17.1     Notices........................................................................................41
         17.2     Successors and Assigns.........................................................................42
         17.3     Duplicate Originals............................................................................42
         17.4     Construction...................................................................................42
         17.5     Governing Law..................................................................................42
         17.6     Other Instruments..............................................................................42
         17.7     General Partner with Interest as Limited Partner...............................................42
         17.8     Gender.........................................................................................42
         17.9     Prior Agreements Superseded....................................................................43
         17.10    Purchase for Investment........................................................................43
         17.11    Waiver.........................................................................................43
         17.12    Severability...................................................................................43
         17.13    Notice for Certain Transactions................................................................43

EXHIBIT A:        Name of Partners and Number of Units Held by Each Partner
                  under this Operating Partnership Agreement

EXHIBIT B:        Form of Notice of Redemption

EXHIBIT C:        Form of Notice of Conversion

EXHIBIT D:        Capital Account of Each Partner

                        AGREEMENT OF LIMITED PARTNERSHIP

                OF INLAND RETAIL REAL ESTATE LIMITED PARTNERSHIP

         THIS AGREEMENT OF LIMITED PARTNERSHIP (this "Operating Partnership Agreement") has been executed and delivered as of February 11, 1999, by and among Inland Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), as General Partner, and Inland Retail Real Estate Advisory Services, Inc., an Illinois corporation, as the initial Limited Partner, and those other parties, if any, whose names appear on the signature pages hereto, each such other party as a Limited Partner.

                                    RECITALS

         WHEREAS, the Operating Partnership was formed as a limited partnership under the name "Inland Retail Real Estate Limited Partnership," in accordance with the Revised Uniform Limited Partnership Act of the State of Illinois, pursuant to a Certificate of Limited Partnership filed with the Secretary of State of the State of Illinois on September 23, 1998.

         WHEREAS, the Company was formed on September 3, 1998, to acquire and manage, directly or indirectly, a diversified portfolio of real estate primarily
(i) improved for use as retail establishments, principally multi-tenant shopping centers; or (ii) improved with other commercial facilities which provide goods or services. Such real estate will be located mainly in the states east of the Mississippi River in the United States. The Company may also acquire single-user retail properties located anywhere throughout the United States if they are leased on a triple-net lease basis by creditworthy tenants.

         WHEREAS, this Operating Partnership Agreement sets forth certain rights and obligations of the Partners and the terms and conditions pursuant to which the Operating Partnership shall be governed.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Operating Partnership Agreement, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         ARTICLE  1.       DEFINITIONS AND EXHIBITS.

                  1.1 DEFINITIONS. As used in this Operating Partnership Agreement (including in the definitions of other terms in this Section 1.1), the following terms shall have the meanings set forth below:

         "Accountants" shall mean the firm or firms of independent certified public accountants selected by the General Partner on behalf of the Operating Partnership to audit the books and records of the Operating Partnership and to prepare statements and reports in connection therewith.

         "Act" shall mean the Revised Uniform Limited Partnership Act of the State of Illinois, as amended from time to time, and any successor statute.

         "Administrative Expenses" shall mean (i) all administrative and operating costs and expenses incurred by the Operating Partnership and
(ii) those administrative costs and expenses of the General Partner, including salaries paid to trustees, officers and employees of the General Partner, accounting and legal expenses, the costs and expenses of preparing reports required to be filed by the General Partner and costs and expenses incurred in complying with applicable laws, that are undertaken by the General Partner on behalf of, or for the benefit of, the Operating Partnership.

         "Affected Gain" shall have the meaning provided in Section 6.4.E hereof.

         "Affiliate" shall mean, with respect to any other Person: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

         "Articles" shall mean the Articles of Incorporation of the General Partner, as they may be amended or restated from time to time.

         "Audited Financial Statements" shall mean financial statements (including, without limitation, balance sheet, statement of income, statement of partners' equity and statement of cash flows) prepared in accordance with generally accepted accounting principles and accompanied by an independent auditor's report containing (i) an opinion containing no material qualification and (ii) no explanatory paragraph disclosing information relating to material uncertainties (except as to litigation) or going concern issues.

         "Bankruptcy" of a Partner shall mean (i) the filing by a Partner of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other federal or state insolvency law, or a Partner's filing an answer consenting to or acquiescing in any such petition, (ii) the making by a Partner of any assignment for the benefit of its creditors or the admission by a Partner in writing of its inability to pay its debts as they mature, or (iii) the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code (or corresponding provisions of future laws), seeking an application for the appointment of a receiver for the assets of a Partner, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other Federal or state insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 60-day period.

         "Board" shall mean the Board of Directors of the Company.

         "Business Combination" shall mean any merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets, or any liquidation or any reclassification, recapitalization or change in the terms of Equity Stock into which an issued and outstanding Unit may be converted. For this purpose, a reclassification, recapitalization or change in the terms of Equity Stock does not include any of the following transactions: (i) the issuance of

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additional Equity Stock by the General Partner in exchange for a capital contribution other than the surrender of outstanding Equity Stock into which a Unit may be converted; (ii) the reclassification and issuance of authorized but unissued Equity Stock by the General Partner in one or more classes with rights different from and/or superior to the rights of Shares in exchange for a capital contribution other than the surrender of outstanding Equity Stock into which a Unit may be converted; or (iii) a stock split or stock dividend by the General Partner.

         "Capital Account" shall mean the capital account maintained by the Operating Partnership for each Partner as described in Section 3.6 hereof.

         "Capital Contribution" shall mean, when used with respect to a Partner, the amount of money and the initial Gross Asset Value of property (other than money) contributed by a Partner to the capital of the Operating Partnership pursuant to the terms of this Operating Partnership Agreement, including, without limitation, the provisions of Section 3.1 hereof. A Partner's Capital Contribution includes the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

         "Cash Amount" shall mean, with respect to each Unit held by a Limited Partner, an amount equal to (i) the Net Equity Value of all property contributed to the Operating Partnership by such Limited Partner on the date of contribution of the property, divided by (ii) the total number of Units received by such Limited Partner for such property contributed.

         "Certificate" shall mean the Certificate of Limited Partnership filed with the Secretary of State of the State of Illinois, as such Certificate may be amended or restated from time to time.

         "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute.

         "Company" shall mean Inland Retail Real Estate Trust, Inc., a Maryland corporation.

         "Contributing Partner" shall have the meaning set forth in
Section 3.1.B hereof.

         "Conversion Factor" shall mean 1.0, provided that in the event the General Partner (i) declares or pays a dividend on its outstanding Shares in shares of Equity Stock or makes a stock distribution to all holders of its outstanding Shares; (ii) subdivides its outstanding Shares; or (iii) combines its outstanding Shares into a smaller number of Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which will be the number of issued and outstanding Shares immediately after such dividend, distribution, subdivision or combination, and the denominator of which will be the actual number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination, unless the General Partner concurrently declares, makes or pays an equivalent dividend, distribution, subdivision or combination of Units.

         "Conversion Right" shall have the meaning set forth in Section 3.3.A below.

         "Converting Partner" shall have the meaning set forth in Section 3.3.A below.

         "Deficit Limitation" means the dollar amount of any deficit balance in a Partner's Capital Account as of the end of any fiscal year of the Operating Partnership, which deficit such Partner is obligated to restore within the meaning of Regulations Section 1.7041(b)(2)(ii)(c), increased by the amount described under Regulations Section 1.704-2(g)(1) relating to the Partner's Share of Minimum Gain (as that term is hereinafter defined) and by the amount described in Regulations Section 1.704-2(i)(5) relating to a nonrecourse loan by a Partner, and decreased by the items described in Regulations
Sections 1.7041(b)(2)(ii)(d)(4), (5) and (6).

         "Demand Notice" shall have the meaning set forth in Section 16.2 hereof.

         "Depreciation" shall mean, for any fiscal year or portion thereof, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such period for federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such period, Depreciation shall be an amount that bears the same relationship to such beginning Gross Asset Value as the depreciation, amortization or cost recovery deduction in such period for federal income tax purposes bears to the beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

         "Entity" shall mean any general partnership, limited partnership, corporation, joint venture, trust, business trust, limited liability company, limited liability partnership, cooperative or association.

         "Equity Stock" means stock that is either Shares, preferred stock, or any other class of stock of the Company.

         "Final Partnership Administrative Adjustment" shall have the meaning set forth in Section 10.8 hereof.

         "FPAA" means a Final Partnership Administrative Adjustment.

         "General Partner" shall mean the Company, its duly admitted successors and assigns and any other person who is a general partner at the time referenced.

         "GP Common Units" shall mean the Units held by the General Partner other than Preferred Units.

         "Gross Asset Value" shall mean, with respect to any property of the Operating Partnership, the property's adjusted basis for federal income tax purposes, except as follows:

                  (i) The initial Gross Asset Value of any property contributed to the Operating Partnership shall be the gross fair market value of such property, as determined by the General Partner;

                  (ii) The Gross Asset Value of all Operating Partnership property shall be adjusted to equal its respective gross fair market value, as determined by the General Partner in its sole and absolute discretion, as of the following times: (a) the acquisition of an additional Partnership Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Operating Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for a Partnership Interest; and (c) the liquidation of the Operating Partnership within the meaning of Regulations Section 1.7041(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (a) and (b) above may be made only if the General Partner reasonably determines, in its sole and absolute discretion, that such adjustments are necessary or appropriate to maintain Capital Accounts and to provide for allocations of Profits and Losses that reflect the relative economic interests of the Partners in the Operating Partnership.

                  (iii) The Gross Asset Value of any Operating Partnership property distributed to any Partner shall be adjusted to equal the gross fair market value of such property, taking Section 7701(g) of the Code into account, on the date of distribution as determined by the General Partner; and

                  (iv) The Gross Asset Values of Operating Partnership property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such property pursuant to Code Section 734(b) or Code
         Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations
         Section 1.7041(b)(2)(iv)(m) and paragraph (vi) of the definition of Profits and Losses; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (iv) to the extent the General Partner determines that an adjustment pursuant to paragraph (ii) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv).

         If the Gross Asset Value of a property has been determined or adjusted pursuant to paragraphs (i), (ii) or (iv) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such property. The General Partner may adjust the Capital Accounts to reflect any adjustment to the Gross Asset Value of Operating Partnership property if so required or permitted under Regulations Section 1.7041(b)(2)(iv).

         "Holding Period" shall mean, the period beginning on the date of the issuance of a Unit and ending on the first anniversary of such date.

         "Independent Director" shall have the meaning given such term in the Articles.

         "Inland Group" shall mean the Company, the Operating Partnership, the Property Partnerships, and any other Entity in which one or more other members of the Inland Group has or will have a direct or indirect interest of 50% or more (by vote or by value).

         "IPO" means the General Partner's first sale of Shares in a public offering pursuant to its first effective registration statement for such Shares filed under the Securities Act of 1933, as amended.

         "IRS" means the Internal Revenue Service.

         "Limited Partner" shall mean any Person (i) whose name is set forth as a Limited Partner on Exhibit A attached hereto or who has become a Limited Partner pursuant to the terms and conditions of this Operating Partnership Agreement and (ii) who holds a Partnership Interest other than as a Transferee who is not a substituted Limited Partner.

         "LP Common Units" shall mean Units held by a Limited Partner, other than Preferred Units.

         "Market Price" on any date shall mean the average of the Closing Price (as defined below) per Share for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way (as defined below), or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by The Nasdaq Stock Market, Inc. ("Nasdaq") or, if Nasdaq is no longer in use, the principal automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Shares selected by the Board or, if there is no professional market maker making a market in the Shares, the average of the last ten (10) sales pursuant to the IPO if the IPO has not concluded, or, if the IPO has concluded, the average of the last ten (10) purchases by the General Partner pursuant to its Share Repurchase Program (the "SRP"), and if there are fewer than ten (10) of such purchases under the SRP, then the average of such lesser number of purchases, or, if the SRP is not then in existence, the price at which the General Partner is then offering Shares to the public if the General Partner is then engaged in a public offering of Shares, or if the General Partner is not then offering Shares to the public, the price per Share at which a Stockholder may purchase Shares pursuant to the General Partner's Distribution Reinvestment Program (the "DRP") if such DRP is then in existence, or if the DRP is not then in existence, the fair market value of a Share as determined by the General Partner, in its sole discretion. "Trading Day" shall mean a day on which the principal national securities exchange or national automated quotation system on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange or national automated quotation system, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close. The term "regular way" means a trade that is effected in a recognized securities market for clearance and settlement pursuant to the rules and procedures of the National Securities Clearing Corporation, as opposed to a trade effected "ex-clearing" for same-day or next-day settlement.

         "Net Equity Value" of a property as of the date of contribution of the property to the Operating Partnership, generally, will be the purchase price of the property to the Operating Partnership (I.E., its fair market value), less the amount, as of the date of contribution, of any liabilities (E.G., mortgages or other monetary encumbrances) to which the property is subject or which are assumed by the Operating Partnership in connection with such contribution.

         "Nonrecourse Deductions" shall have the meaning set forth in Regulations Section 1.7042(b) and (c).

         "Nonrecourse Liability" shall have the meaning set forth in Regulations
Section 1.7042(b)(3).

         "Notice of Conversion" shall mean the Notice of Conversion substantially in the form of Exhibit C to this Operating Partnership Agreement.

         "Notice of Redemption" shall mean the Notice of Redemption substantially in the form of Exhibit B to this Operating Partnership Agreement.

         "Operating Partnership" shall mean the limited partnership governed by this Operating Partnership Agreement, as amended and/or restated from time to time.

         "Operating Partnership Agreement" shall mean this Agreement of Limited Partnership, as it may be amended, modified, supplemented or restated from time to time, as the context requires.

         "Ownership Limit" shall mean the prohibition of beneficial ownership of no more than 9.8%, by number of shares or by value, of the outstanding Shares of the General Partner, as set forth in the Articles of Incorporation of the Company, as they may be amended or restated from time to time.

         "Partner Nonrecourse Debt" shall have the meaning set forth in Regulations Section 1.7042(b)(4).

         "Partner Nonrecourse Debt Minimum Gain" shall have the meaning set forth in Regulations Section 1.7042(i)(3).

         "Partner Nonrecourse Deductions" shall have the meaning set forth in Regulations Section 1.7042(i)(2).

         "Partners" shall mean, collectively, the General Partner and the Limited Partners, or any additional or successor partners of the Operating Partnership. Reference to a Partner shall be to any one of the Partners.

         "Partnership Interest" shall mean the ownership interest of a Partner in the Operating Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Operating Partnership Agreement, and to the extent not inconsistent with this Operating Partnership Agreement, under the Act, together with the obligations of such Partner to comply with all of the terms and provisions of this Operating Partnership Agreement and of the Act.

         "Partnership Minimum Gain" shall have the meaning set forth in Regulations Sections 1.7042(h)(2) and 1.7042(d).

         "Percentage Interest" of a Partner in the Operating Partnership shall be equal to the quotient (expressed as a percentage) arrived at by dividing the number of Units held by the Partner by the total number of Units then outstanding.

         "Person" shall mean any individual or Entity.

         "Preferred Return" shall mean an amount, either fixed or as a rate of interest, payable in arrears, which fixed amount or rate of interest (including the frequency of compounding, if any) shall be determined at the time the Preferred Unit is issued by the General Partner in its sole and absolute discretion.

         "Preferred Units" shall mean Units issued by the Operating Partnership on which a Preferred Return is paid or which provides for some other preference over Common Units.

         "Profits" and "Losses" shall mean, for each fiscal year or portion thereof, an amount equal to the Operating Partnership's items of taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code with the following adjustments:

                  (i) any income which is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to taxable income or loss;

                  (ii) any expenditures of the Operating Partnership described in Code Section 705(a)(2)(B) or treated as Section 705(a)(2)(B) expenditures under Regulations Section 1.7041(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses will be subtracted from taxable income or loss;

                  (iii) in the event that the Gross Asset Value of any Operating Partnership property is adjusted pursuant to the definition of Gross Asset Value contained in this Article 1, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property for purposes of computing Profits and Losses;

                  (iv) gain or loss resulting from any disposition of Operating Partnership properties with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (v) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period;

                  (vi) to the extent an adjustment to the adjusted tax basis of any Operating Partnership's property pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations
         Section 1.7041(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Partner's Partnership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the property) or loss (if the adjustment decreases the basis of the property) from the disposition of the property and shall be taken into account for purposes of computing Profits or Losses; and

                  (vii) any items specially allocated pursuant to Section 6.2 hereof shall not be considered in determining Profits or Losses.

         "Property Partnerships" means those Entities controlled, directly or indirectly, by the General Partner, other than the Operating Partnership.

         "Redeeming Partner" shall have the meaning set forth in Section 3.2 hereof.

         "Redemption Right" shall have the meaning set forth in Section 3.2 hereof.

         "Regulations" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "REIT" shall mean a real estate investment trust as defined in
Section 856 of the Code.

         "REIT Requirements" shall have the meaning set forth in Section 4.2 hereof.

         "REIT Shares Amount" shall mean, with respect to the exercise of a Redemption Right by a Limited Partner with respect to any Unit, that number of Shares (including fractional shares) having a Market Price on the date of the Notice of Redemption equal to the Cash Amount.

         "Requesting Party" shall have the meaning set forth in Section 16.2 hereof.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Shares" shall mean the shares of voting common stock, par value $0.01 per share, of the Company. "Share" means one of those shares.

         "Specified Conversion Date" shall mean the tenth (10th) Trading Day after receipt by the General Partner of a Notice of Conversion from a Limited Partner.

         "Specified Redemption Date" shall mean the tenth (10th) Trading Day after receipt by the General Partner of a Notice of Redemption from a Limited Partner.

         "Tax Matters Partner" shall have the meaning set forth in Section 10.7 hereof.

         "TMP" means the Tax Matters Partner.

         "Trading Day" shall mean a day on which the principal national securities exchange on which the Shares are listed or admitted to trading is open for the transaction of business or, if the Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close.

         "Transfer" shall have the meaning set forth in Section 11.2 hereof.

         "Transferee" shall have the meaning set forth in Section 11.2 hereof.

         "Units" shall have the meaning set forth in Section 3.1 hereof.

                  1.2 EXHIBITS, ETC. References to an "Exhibit" are, unless otherwise specified, to one of the Exhibits attached to this Operating Partnership Agreement, and references to a "Section" or "Article" are, unless otherwise specified, to one of the Sections or Articles of this Operating Partnership Agreement. Each Exhibit attached hereto and referred to herein is hereby incorporated herein by such reference.

                  1.3      ORGANIZATION.

         ARTICLE 2. FORMATION OF OPERATING PARTNERSHIP. Upon the initial filing of the Certificate with the Secretary of State of the State of Illinois on September 23, 1998, the Operating Partnership was formed as a limited partnership pursuant to the provisions of the Act, and all other pertinent laws of the State of Illinois. The Partners agree that the rights and liabilities of the Operating Partnership shall be as provided in the Act except as otherwise herein expressly provided. The Partnership Interest of each Partner shall be personal property for all purposes.

                  2.1 OPERATING PARTNERSHIP NAME. The business of the Operating Partnership shall be conducted under the name of "Inland Retail Real Estate Limited Partnership"; provided, however, that the General Partner may, from time to time, change the name of the Operating Partnership or may adopt such trade or fictitious names as it may determine in its sole and absolute discretion.

                  2.2 LOCATION OF THE PRINCIPAL PLACE OF BUSINESS. The location of the principal place of business of the Operating Partnership shall be at 2901 Butterfield Road, Oak Brook, IL 60523, or such other location as shall be selected from time to time by the General Partner in its sole and absolute discretion.

                  2.3 REGISTERED AGENT AND REGISTERED OFFICE. The Registered Agent of the Operating Partnership shall be Robert H. Baum or such other Person as the General Partner may select in its sole and absolute discretion. The Registered Office of the Operating Partnership shall be 2901 Butterfield Road, Oak Brook, IL 60523, or such other location as the General Partner may select in its sole and absolute discretion.

         ARTICLE  3.       CAPITAL.

                  3.1      ISSUANCE OF UNITS.

                  A. The Partnership Interest of a Partner in the Operating Partnership is sometimes referred to as being evidenced by one or more "Units." The aggregate total of all Units outstanding as of the date of this Operating Partnership Agreement, and the names of the Partners holding such Units (including the number of Units owned by each such Partner) are set forth on Exhibit A.

                  B. From time to time, the General Partner, subject to the provisions of this Section 3.1.B, may cause the Operating Partnership to issue additional Common or Preferred Units to existing or newly-admitted Partners (including itself) in exchange for a contribution by a Partner (the "Contributing Partner") of additional Capital Contributions to the Operating Partnership.

                  C. The number of Common Units issued to a Contributing Partner under this Section 3.1.C shall be equal to the quotient (rounded to the nearest whole number) arrived at by dividing (i) the amount of money and the Net Equity Value of any property contributed as a Capital Contribution by (ii) the product of (a) the Market Price of the Shares on the date of contribution and (b) the Conversion Factor.

                  D. Subject to the provisions of Sections 3.1.B and 3.1.C hereof, the General Partner is hereby authorized to cause the Operating Partnership from time to time to issue to the Partners (including the General Partner) or other Persons additional Common or Preferred Units or other Partnership Interests in one or more classes, or one or more series of any such class with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the Partnership Interests and Units held by the Limited Partners, all as shall be determined by the General Partner in its sole and absolute discretion, including, without limitation (i) the right of such class or series of Partnership Interests to share in Operating Partnership distributions and (ii) the rights which each such class or series of Partnership Interests shall have upon dissolution or liquidation of the Operating Partnership, upon the terms and conditions determined by the General Partner in its sole and absolute discretion.

                  E. No Limited Partner shall, by virtue of being the holder of one or more Units, be deemed to be a shareholder of, or have any other interest in, the General Partner.

                  F. In the event the Company issues shares of Equity Stock, the Company shall be required to contribute to the Operating Partnership any money or other property received upon the issuance of such Equity Stock in exchange for additional Units. If the Company issues Shares, it shall receive GP Common Units in exchange for the contribution to the Operating Partnership of any money or other property received upon the issuance of such Shares. If the Company issues any other type of Equity Stock it shall receive Units with allocation and distribution rights corresponding to the shares of Equity Stock so issued.

                  3.2      REDEMPTION RIGHT.

                  A. Subject to Sections 3.2.B and 3.2.C hereof, upon the expiration of the Holding Period applicable to any Unit, each holder of an LP Common Unit, shall have the right to require the Operating Partnership to redeem on a Specified Redemption Date such LP Common Unit (the "Redemption Right"). The redemption price for such Unit shall be the Cash Amount, which shall be paid by the Operating Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Operating Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Redemption Right (the "Redeeming Partner") setting forth the number of LP Common Units to be redeemed; provided, however, that the Operating Partnership shall not be obligated to satisfy such Redemption Right if the General Partner elects to purchase such LP Common Units pursuant to Section 3.2.B hereof. Effective as of the Specified Redemption Date, the Redeeming Partner shall not receive any dividends or distributions with respect to any such LP Common Unit. The Transferee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 3.2, and such Limited Partner shall be deemed to have assigned such rights to such Transferee and shall be bound by the exercise of such rights by such Transferee. In connection with any exercise of such rights by such Transferee on behalf of such Limited Partner, the Cash Amount shall be paid by the Operating Partnership directly to such Transferee and not to such Limited Partner.

                  B. Notwithstanding the provisions of Section 3.2.A hereof, a Redeeming Partner shall be deemed to have offered to sell the number of LP Common Units set forth in the Notice of Redemption to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such LP Common Units by paying to the Redeeming Partner with respect to each LP Common Unit covered by the Notice of Redemption either (i) the Cash Amount, or (ii) the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Redemption Date, whereupon on such date the General Partner shall acquire the LP Common Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Operating Partnership Agreement as the owner of such LP Common Units. If the General Partner shall elect to exercise its right to purchase LP Common Units under this Section 3.2.B with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within five Trading Days after the receipt by the General Partner of such Notice of Redemption. If the General Partner (in its sole and absolute discretion) elects not to exercise its right to purchase LP Common Units from the Redeeming Partner pursuant to this
         Section 3.2.B, the General Partner shall not have any obligation to the Redeeming Partner or the Operating Partnership with respect to the Redeeming Partner's exercise of the Redemption Right, and the Operating Partnership shall be required to pay the Redeeming Partner with respect to each LP Common Unit covered by the Notice of Redemption the Cash Amount in accordance with the provisions of Section 3.2.A hereof. In the event the General Partner shall exercise its right to purchase LP Common Units with respect to the exercise of a Redemption Right as described in the first sentence of this Section 3.2.B, the Operating Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of such Redemption Right, and each of the Redeeming Partner, the Operating Partnership and the General Partner, as the case may be, shall treat the transaction between the General Partner and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's LP Common Units to the General Partner. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Shares upon exercise of the Redemption Right. The decision to exercise the General Partner's rights under this
         Section 3.2.B will be made on a case by case basis by the General Partner in its sole and absolute discretion.

                  C.       Notwithstanding the provisions of Section 3.2.A and
         Section 3.2.B hereof, (i) the General Partner shall not be entitled to exercise its right to pay the Redeeming Partner the REIT Shares Amount in lieu of the Cash Amount pursuant to Section 3.2.B. hereof if the delivery of Shares to such Partner pursuant to Section 3.2.B hereof would (A) violate the Ownership Limit; (B) result in the General Partner being "closely held" within the meaning of Code Section 856(h); (C) cause the General Partner to own, directly or constructively, 10% or more of the ownership interests in a tenant of the General Partner's or the Operating Partnership's property within the meaning of Code Section 856(d)(2)(B); (D) cause, in the opinion of counsel to the General Partner, the General Partner to no longer qualify (or create a material risk that the General Partner would no longer qualify) as a REIT; or (E) cause the acquisition of Shares by such Limited Partner to be "integrated" with any other distribution of Shares for purposes of complying with the registration provisions of the Securities Act of 1933, as amended. In addition, a Limited Partner shall not have the right to exercise the Redemption Right pursuant to
         Section 3.2.A hereof if in the opinion of counsel to the General Partner the General Partner would, as a result thereof, no longer qualify (or if there is a material risk that the General Partner no longer would qualify) as a REIT.

                  D. The General Partner shall, pursuant to Section 3.1 hereof, have the right, in its sole and absolute discretion, to grant holders of other classes of Units rights similar to the rights granted to holders of LP Common Units pursuant to this Section 3.2.

                  3.3      CONVERSION RIGHT.

                  A. Subject to Sections 3.3.B, 3.3.C, and 11.1.C hereof, upon the expiration of the Holding Period applicable to any Unit, each holder of an LP Common Unit, shall have the right to require the General Partner to cause such LP Common Unit to be converted on a Specified Redemption Date into Shares (the "Conversion Right"). The Conversion Right shall be exercised pursuant to a Notice of Conversion delivered to the Operating Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Conversion Right (the "Converting Partner") setting forth the number of LP Common Units to be converted. Each LP Common Unit shall be convertible into that number of Shares (including fractional shares) having a Market Price on the Specified Conversion Date equal to the Cash Amount; provided, however, that the General Partner shall not be obligated to satisfy such Conversion Right in Shares if the General Partner elects to purchase such LP Common Units pursuant to Section 3.3.B hereof. Effective as of the Specified Conversion Date, the Converting Partner shall not receive any dividends or distributions with respect to any LP Common Unit so converted. The Transferee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 3.3.A, and such Limited Partner shall be deemed to have assigned such rights to such Transferee and shall be bound by the exercise of such rights by such Transferee. In connection with the exercise of such rights by any Transferee on behalf of such Limited Partner, the Shares to be received pursuant to the exercise of the Conversion Right shall be delivered by the General Partner directly to the Transferee and not to such Limited Partner. The Limited Partner, the Operating Partnership and the General Partner shall treat the transaction between the Limited Partner and the General Partner for federal income tax purposes as a sale of the Limited Partner's Units to the General Partner. Each Converting Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of Shares upon exercise of the Conversion Right.

                  B. Notwithstanding the provisions of Section 3.3.A hereof, but subject to Sections 3.3.D and 11.1.C hereof, a Converting Partner that exercises the Conversion Right shall be deemed to have offered to sell the number of LP Common Units set forth in the

         Notice of Conversion to the General Partner for cash, and the General Partner may, in its sole and absolute discretion, elect to pay such Converting Partner with respect to each LP Common Unit covered by the Notice of Conversion the Cash Amount in lieu of issuing Shares, on the Specified Conversion Date, whereupon on such date the General Partner shall acquire the LP Common Units offered for conversion by the Converting Partner and shall be treated for all purposes of this Operating Partnership Agreement as the owner of such LP Common Units. If the General Partner shall elect to exercise its right to purchase LP Common Units under this Section 3.3.B with respect to a Notice of Conversion, it shall so notify the Limited Partner within five Trading Days after the receipt by the General Partner of such Notice of Conversion. The decision to exercise the Company's rights under this Section will be made on a case by case basis by the Company in its sole and absolute discretion.

                  C. Notwithstanding the provisions of Section 3.3.A hereof, but subject to Section 11.1.C hereof, a Limited Partner shall not be entitled to exercise the Conversion Right pursuant to
         Section 3.3.A hereof if the delivery of Shares to such Limited Partner on the Specified Conversion Date would (A) violate the Ownership Limit;
         (B) result in the General Partner being "closely held" within the meaning of Code Section 856(h); (C) cause the General Partner to own, directly or constructively, 10% or more of the ownership interests in a tenant of the General Partner's or the Operating Partnership's property, within the meaning of Code Section 856(d)(2)(B); (D) cause, in the opinion of counsel to the General Partner, the General Partner to no longer qualify (or create, in the opinion of counsel to the General Partner, a material risk that the General Partner would no longer qualify) as a REIT; or (E) cause the acquisition of Shares by such Limited Partner to be "integrated" with any other distribution of Shares for purposes of complying with the registration provisions of the Securities Act of 1933, as amended.

                  D. The General Partner shall not have the right to exercise its right to pay the Converting Partner the Cash Amount pursuant to Section 3.3.B hereof if, in the opinion of counsel to the General Partner, the General Partner would, as a result thereof, no longer qualify (or create, in the opinion of counsel to the General Partner, a material risk that the General Partner would no longer qualify) as a REIT.

                  E. The General Partner shall, pursuant to Section 3.1 hereof, have the right, in its sole and absolute discretion, to grant holders of other classes of Units rights similar to the rights granted to holders of LP Common Units pursuant to this Section 3.3.

                  3.4 ADDITIONAL CAPITAL. Except as provided in Section 3.1.F hereof, no Partner shall be assessed or required to contribute additional funds or other property to the Operating Partnership. Any additional funds or other property required by the Operating Partnership, as determined by the General Partner in its sole and absolute discretion, may, at the option of the General Partner and without any obligation to do so, be contributed by the General Partner as additional Capital Contributions. If and as the General Partner or any other Partner makes additional Capital Contributions to the Operating Partnership, each such Contributing Partner shall receive additional Units or other Partnership Interests as provided for in Section 3.1 hereof. The General Partner shall also have the right (but not the obligation) to raise additional funds required for the Operating
Partnership by causing the Operating Partnership to borrow the necessary funds from third parties on such terms and conditions as the General Partner shall deem appropriate. If the General Partner elects to cause the Operating Partnership to borrow funds, it may cause one or more of the Operating Partnership's properties to be encumbered to secure the loan. No Limited Partner shall have the right to make additional Capital Contributions or loans to the Operating Partnership without the prior written consent of the General Partner.

                  3.5 NO THIRD PARTY BENEFICIARY. No creditor or other third party having dealings with the Operating Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Operating Partnership Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Operating Partnership shall be deemed an asset of the Operating Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Operating Partnership or pledged or encumbered by the Operating Partnership to secure any debt or other obligation of the Operating Partnership or of any of the Partners.

                  3.6 CAPITAL ACCOUNTS. A separate Capital Account shall be maintained for each Partner. Each Partner's Capital Account shall be adjusted as set forth below in this Section 3.6.

                  A. To each Partner's Capital Account there shall be credited such Partner's Capital Contributions, such Partner's distributive share of Profits and any items in the nature of income or gain which are specifically allocated pursuant to
             Article 6 hereof, and the amount of any Operating Partnership liabilities assumed by such Partner or which are secured by any of the Operating Partnership's property distributed to such Partner.

                  B. To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Operating Partnership property distributed to such Partner pursuant to any provision of this Operating Partnership Agreement, such Partner's distributive share of Losses and any items in the nature of deductions or losses which are specifically allocated pursuant to Article 6 hereof, and the amount of any liabilities of such Partner assumed by the Operating Partnership or which are secured by any property contributed by such Partner to the Operating Partnership.

                  C. In the event that all or a portion of a Partnership Interest is transferred in accordance with the terms of this Operating Partnership Agreement (including a transfer of Units pursuant to Section 3.2 or 3.3 hereof), the Transferee shall succeed to the Capital Account of the transferor to the extent such Capital Account relates to the transferred Partnership Interest.

                  D. In determining the amount of any liability for purposes of Sections 3.6.A and 3.6.B hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

                  E. This Section 3.6 and the other provisions of this Operating Partnership Agreement relating to the maintenance of Capital Accounts (and the determination of credits and debits thereto) are intended to comply with Section 704(b) of the Code and Regulations Sections 1.7041(b) and 1.7042, and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, (i) allocations pursuant to Article 6 hereof or (ii) debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Operating Partnership or the Partners) are computed in order to comply with such Regulations or more accurately reflect the Partners' interests in the Operating Partnership, the General Partner may make such modification in its sole and absolute discretion. The General Partner also may
             (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Operating Partnership capital reflected on the Operating Partnership's balance sheet, as computed for book purposes, in accordance with Regulations
             Section 1.7041(b)(2)(iv)(g), (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Operating Partnership Agreement not to comply with Regulations Sections 1.7041(b) and 1.7042, and
             (iii) adopt such conventions and make such elections for purposes of maintaining Capital Accounts and the allocation of items for tax purposes as it determines are necessary or appropriate in its sole and absolute discretion.

                  F. The Capital Accounts of the Partners shall be adjusted in the circumstances described in Section (ii) of the definition of Gross Asset Value.

                  3.7      NO INTEREST ON OR RETURN OF CAPITAL.

                  A. Except to the extent authorized by Partnership Interests issued pursuant to Section 3.1.C hereof, no Partner shall be entitled to any interest on its Capital Account balance or on its Capital Contributions to the Operating Partnership.

                  B. Except as provided by non-waivable provisions of law, by the terms of this Operating Partnership Agreement, or to the extent authorized by Partnership Interests issued pursuant to
         Section 3.1.C hereof, no Partner shall have the right to demand or to receive the return of all or any part of its Capital Contributions to the Operating Partnership and there shall be no priority of one Partner over another as to the return of Capital Contributions or withdrawals or distributions of Profits and Losses. Except to the extent authorized by Partnership Interests issued pursuant to Section 3.1.C hereof, no Partner shall have the right to demand or receive property other than cash in return for the contributions of such Partner to the Operating Partnership.

                  3.8 NEGATIVE CAPITAL ACCOUNTS. Except as otherwise provided by non-waivable provisions of the law, no Partner shall be required to pay to the Operating Partnership any deficit or negative balance which may exist in its Capital Account.

                  3.9 LIMIT ON CONTRIBUTIONS AND OBLIGATIONS OF PARTNER. Neither the Limited Partners nor the General Partner shall be required to make any additional advances, loans, or Capital Contributions to or on behalf of the Operating Partnership or to endorse or to guaranty any obligations of the Operating Partnership.

         ARTICLE 4.        PURPOSE AND POWERS OF OPERATING PARTNERSHIP.

                  4.1 PURPOSES. The purposes of the Operating Partnership shall be to, directly or through its ownership interest in other Entities, acquire, hold, purchase, own, operate, manage, develop, redevelop, construct, improve, maintain, invest in, finance, refinance, sell, convey, exchange, transfer, encumber, lease and otherwise deal with the properties of the Operating Partnership and other real and personal property; to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Operating Partnership, and to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes. The Operating Partnership shall have all powers necessary or desirable to accomplish the purposes enumerated in this Section 4.1. In connection with the foregoing, but subject to all of the terms, covenants, conditions and limitations contained in this Operating Partnership Agreement and in any other agreement entered into by the Operating Partnership, the Operating Partnership shall have full power and authority, directly or through its interests in other Entities, to enter into, perform and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by mortgage, trust deed, pledge or other lien, and directly or indirectly to acquire and to construct additional properties as necessary or useful in connection with its business.

                  4.2 COMPLIANCE WITH REIT REQUIREMENTS. The Partners acknowledge and agree that the Operating Partnership shall be operated in a manner that will enable the General Partner to (i) satisfy the requirements for qualification and taxation as a REIT under the Code and the Regulations (the "REIT Requirements") and (ii) avoid the imposition of any federal income or excise tax liability. The Operating Partnership shall avoid taking any action, or permitting any Affiliate to take any action, which would result in the General Partner ceasing to satisfy the REIT Requirements or which would result in the imposition of any federal income or excise tax liability on the General Partner.

                  4.3 MAINTENANCE OF PARTNERSHIP STATUS REQUIREMENTS. The Partners acknowledge and agree that the Operating Partnership shall be operated in a manner that will ensure that the Operating Partnership will be classified as a partnership and not as an association taxable as a corporation or as a "publicly traded partnership" (within the meaning of Section 7704 of the Code) for federal income tax purposes.

         ARTICLE 5. TERM. The Operating Partnership shall continue until the Operating Partnership is terminated upon the earliest to occur of the following events:

                  A.       December 31, 2040;

                  B. Subject to Section 11.1 hereof, the election to dissolve the Operating Partnership made in writing by the General Partner.

                  C. The Bankruptcy, dissolution or termination of the General Partner, unless, within ninety (90) days after such Bankruptcy, dissolution or termination, the remaining Limited Partners holding a majority of the Units held by Limited Partners agree in writing, in their sole and absolute discretion, to continue the business of the Operating Partnership and to appoint, effective as of the date of such Bankruptcy, dissolution or termination, a substitute General Partner;

                  D.       Dissolution required by operation of law; or

                  E.       The sale or other disposition of all or
         substantially all of the assets of the Operating Partnership unless the General Partner elects to continue the Operating Partnership's business for the purpose of the receipt and the collection of indebtedness or the collection of any other consideration to be received in exchange for the assets of the Operating Partnership (which activities shall be deemed to be part of the winding up of the affairs of the Operating Partnership).

         ARTICLE 6.        ALLOCATIONS.

                  6.1      PROFITS OR LOSSES.

                  A. ALLOCATION OF PROFITS. Profits for each taxable year shall be allocated among the Partners, and shall be credited or debited to the respective Capital Accounts of the Partners, in the following order and priority:

                           (i) First, to the holders of the Preferred Units, if
                  any, until the cumulative amount of Profits allocated to each such holder pursuant to this Section 6.1.A.(i) and Section 6.1.A.(iii) below for the current and all prior taxable years is equal to the sum of the cumulative amount distributed to each such holder pursuant to Section 7.1.A for the current and all prior taxable years;

                           (ii) Second, to the Partners, pari passu, until the
                  cumulative amount of Profits allocated to each such Partner pursuant to this Section 6.1.A.(ii) and Section 6.1.A.(iv) for the current and all prior taxable years is equal to the sum of the cumulative amount distributed to each such Partner pursuant to Section 7.1.B.

                           (iii) Third, to the holders of Preferred Units, if
                  any, pari passu, to the extent there exists any accrued but unpaid Preferred Return for which Profits have not previously been allocated pursuant to this Section 6.1.A.(iii), in proportion to the accrued but unpaid Preferred Return owed to each such holder for which Profits have not previously been allocated pursuant to this Section 6.1.A.(iii).

                           (iv) Fourth, any remaining amounts shall be allocated
                  to the holders of GP Common Units and LP Common Units (and LP Preferred Units, if any, which are entitled to share in the Profits of the Company beyond, or in lieu of, the receipt of a Preferred Return), pari passu, in proportion to the number of Units owned by each such holder.

                  B.       ALLOCATION OF LOSSES.     Losses for any taxable
         year shall be allocated, for purposes of adjusting the Capital Accounts of the Partners, pro rata to each Partner in accordance with such Partner's relative positive Capital Account Balances (calculated for this purpose by adding to such Partner's Capital Account such Partner's share of Partnership Minimum Gain and Partner Minimum Gain). Thereafter, any remaining items of loss or deduction will be allocated to the General Partner.

                  6.2 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

                  A. MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Regulations Section 1.7042(f), but notwithstanding any other provision of this Article 6 hereof, if there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations
         Section 1.7042(g). The items to be so allocated shall be determined in accordance with Regulations Sections 1.7042(f)(6) and 1.7042(j)(2) (assuming for this purpose that this Operating Partnership Agreement complies with the requirements of Regulations Section 1.7041(e)). This
         Section 6.2.A is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.7042(f) and shall be interpreted and applied consistently therewith.

                  B. PARTNER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Regulations Section 1.7042(i)(4), but notwithstanding any other provision of this Article 6 other than
         Section 6.2.A, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Operating Partnership fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations
         Section 1.7042(i)(5), shall be specially allocated items of Operating Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.7042(i)(4) (assuming for this purpose that this Operating Partnership Agreement complies with the requirements of Regulations Section 1.7041(e)). The items to be so allocated shall be determined in accordance with Regulations Sections 1.7042(i)(4) and 1.7042(j)(2). This Section 6.2.B is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.7042(i)(4) and shall be interpreted and applied consistently therewith.

                  C. NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any fiscal year shall be allocated among the Partners in accordance with their respective Percentage Interests.

                  D. PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.7042(i)(1).

                  E. QUALIFIED INCOME OFFSET. If any Partner who unexpectedly receives an adjustment, allocation, or distribution described in subparagraphs (4), (5) or (6) of Regulations
         Section 1.704-1(b)(2)(ii)(d), which has not otherwise been taken into account in determining such Partner's Deficit Limitation, and which causes a deficit balance in such Partner's Capital Account in excess of such Partner's Deficit Limitation, shall be allocated items of book income and gain in an amount and manner sufficient to eliminate or to reduce, as quickly as possible, the excess deficit so created or increased. This provision is intended to constitute a "qualified income offset" as described in Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith. Such section of the Regulations shall control in the case of any conflict between that section of the Regulations and this Section.

                  F. GROSS INCOME ALLOCATION. In the event that any Partner would have a deficit balance in such Partner's Capital Account in excess of such Partner's Deficit Limitation, such Partner shall be allocated items of income and gain in an amount and manner sufficient to eliminate or to reduce, as quickly as possible, the excess deficit so created or increased.

                  6.3      OTHER ALLOCATION RULES.

                  A. Profits, Losses or any other items allocable to any period shall be determined on a daily, monthly or other basis, as determined by the General Partner using any permissible method under Code Section 706 and the Regulations thereunder (including proration or a closing of the books).

                  B. The Partners are aware of the income tax consequences of the allocations made by this Article 6 hereof and hereby agree to be bound by the provisions of this Article 6 hereof in reporting their shares of Operating Partnership income and loss for income tax purposes.

                  6.4 TAX ALLOCATIONS; CODE SECTION 704(c) / SECTION 1245 AND 1250 RECAPTURE.

                  A. Except as otherwise provided in this Operating Partnership Agreement, for federal, state and local income tax purposes, all items of Operating Partnership income, gain, loss, deduction, credit, and any other allocations not otherwise provided for, shall be allocated among the Partners in the same manner as the corresponding items of income, gain, loss or deduction are allocated pursuant to the preceding sections.

                  B. Income, gain, loss and deduction with respect to any property contributed to the Operating Partnership as a Capital Contribution shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Operating Partnership for federal income tax purposes and its initial Gross Asset Value in accordance with any permissible method under Code Section 704(c) and the Regulations thereunder. Initially, the Operating Partnership shall use the traditional method provided for under the Regulations, but, to the extent permitted by law, the Operating Partnership may adopt such other methods as the General Partner in its sole and absolute discretion shall deem appropriate.

                  C. In the event the Gross Asset Value of any asset is adjusted pursuant to the definition of "Gross Asset Value" contained in
         Section 1.1 hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in accordance with any permissible method or methods permitted under Code Section 704(c) and the Regulations thereunder.

                  D. Any elections or other decisions relating to tax allocations pursuant to this Section 6.4 shall be made by the General Partner in any permissible manner under the Code or the Regulations that the General Partner may elect in its sole and absolute discretion, and the General Partner may adopt such conventions and methods for complying with the requirements of Code Section 704(c) and the Regulations thereunder as the General Partner shall deem appropriate in its sole and absolute discretion. Allocations pursuant to this
         Section 6.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Operating Partnership distributions.

                  E. Except as otherwise required under Section 6.1, 6.2 or 6.4.C hereof, if any portion of gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Section 1245 or 1250 ("Affected Gain"), then, to the extent possible, (i) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and
         (ii) other items of gain of the same character that would have been recognized, but for the application of Code Section 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to clause (i) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Section 1245 and/or 1250 not applied.

                  6.5 NONRECOURSE LIABILITIES. The Partners agree that the Operating Partnership's "excess nonrecourse liabilities" within the meaning of Regulations Section 1.7523(a)(3) shall be allocated among the Partners in accordance with their respective interests in the Operating Partnership's Profits which, solely for purposes of Regulations Section 1.7523(a)(3), shall be deemed to be their Percentage Interests.

         ARTICLE  7.       CASH AVAILABLE FOR DISTRIBUTION.

                  7.1 DISTRIBUTIONS TO PARTNERS. Distributions shall be made at such times and in such amounts as the General Partner shall determine in its sole and absolute discretion, in the following order of priority:

                  A. First, to the holders of the Preferred Units, if any, an amount equal to the cumulative Preferred Return, if any, reduced by the amount of any prior distributions pursuant to this Section 7.1.A.

                  B. Second, any remaining amounts shall be distributed pro rata to the holders of the GP Common Units and the LP Common Units (and the holders of LP Preferred Units, if any, which are entitled to share in the distributions from the Operating Partnership beyond, or in lieu of, the receipt of a Preferred Return) in proportion to the number of Units owned by each such holder.

         Notwithstanding any other provision of this Operating Partnership Agreement, the General Partner shall have the rights to amend this Section 7.1 to reflect the issuance of additional classes of Common Units or Preferred Units with rights different than, and superior to, those of the LP Common Units.

                  7.2 REIT DISTRIBUTIONS. The General Partner shall use its best efforts to cause distributions to be made so as to allow the General Partner to satisfy the REIT Requirements and avoid imposition of any federal income or excise tax.

                  7.3 CONSENT TO DISTRIBUTIONS. Each of the Partners hereby consents to the distributions provided for in this Operating Partnership Agreement.

                  7.4 LIQUIDATING DISTRIBUTIONS. Distributions upon liquidation of the Operating Partnership shall be made in accordance with
Section 13.2 hereof.

         ARTICLE 8.        MANAGEMENT OF OPERATING PARTNERSHIP.

                  8.1 GENERAL PARTNER. The General Partner shall be the sole manager of the business of the Operating Partnership, and shall have the right and power to make all decisions and take any and every action with respect to the property, business and affairs of the Operating Partnership and shall have all the rights, power and authority generally conferred by law, or necessary, advisable or consistent with accomplishing the purposes of the Operating Partnership. All such decisions or actions made or taken by the General Partner hereunder shall be binding upon all of the Partners and upon the Operating Partnership. Except as otherwise expressly provided herein, the powers of the General Partner to manage the Operating Partnership's business shall include, without limitation, the power and authority to:

                  A. manage, control, invest, reinvest, acquire by purchase, lease, sell, contract to purchase or sell, grant, obtain, or exercise options to purchase, options to sell or conversion rights, assign, transfer, convey, deliver, endorse, exchange, pledge, mortgage, abandon, improve, repair, maintain, insure, lease for any term and otherwise deal with any and all property of whatsoever kind and nature, and wheresoever situated, in furtherance of the purposes of the Operating Partnership;

                  B. acquire, directly or indirectly, interests in real estate of any kind and of any type, and any and all kinds of interests therein, and determine the manner in which title thereto is to be held; manage, insure against loss, protect and subdivide any of the real estate, interests therein or parts thereof; improve, develop or redevelop any such real estate; participate in the ownership and development of any property; dedicate for public use, vacate any subdivisions or parts thereof, resubdivide, contract to sell; grant options to purchase or lease; sell on any terms; convey, mortgage, pledge or otherwise encumber said property, or any part thereof; lease said property or any part thereof from time to time, upon any terms and for any period of time, and renew or extend leases, amend, change or modify the terms and provisions of any leases and grant options to lease and options to renew leases and options to purchase; partition or exchange said real property, or any part thereof, for other real or personal property; grant easements or charges of any kind; release, convey or assign any right, title or interest in or about or easement appurtenant to said property or any part thereof; construct and reconstruct, remodel, alter, repair add to or take from buildings on said premises; insure any Person having an interest in or responsibility for the care, management or repair of such property; direct the trustee of any land trust to mortgage, lease, convey or contract to convey the real estate held in such land trust or to execute and deliver deeds, mortgages, notes, and any and all documents pertaining to the property subject to such land trust or in any matter regarding such trust, execute assignments of all or any part of the beneficial interest in such land trust;

                  C. employ, engage or contract with or dismiss from employment or engagement Persons to the extent deemed necessary by the General Partner for the operation and management of the Operating Partnership's business, including but not limited to, contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers, real estate brokers and others;

                  D.       enter into contracts on behalf of the Operating
         Partnership;

                  E. borrow money, procure loans and advances from any Person for Operating Partnership purposes, and to apply for and secure from any Person, credit or accommodations; to contract liabilities and obligations, direct or contingent and of every kind and nature with or without security; and to repay, discharge, settle, adjust, compromise, or liquidate any such loan, advance, credit, obligation or liability;

                  F. pledge, hypothecate, mortgage, assign, deposit, deliver, enter into sale and leaseback arrangements or otherwise give as security or as additional or substitute security, or for sale or other disposition any and all of the Operating Partnership's property, tangible or intangible, including, but not limited to, real estate and beneficial interests in land trusts, and to make substitutions thereof, and to receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds and other contracts and instruments in writing; to authorize, give, make, procure, accept and receive moneys, payments, property, notices, demands, vouchers, receipts, releases, compromises and adjustments; to waive notices, demands, protests and authorize and execute waivers of every kind and nature; to enter into, make, execute, deliver and receive written agreements, undertakings and instruments of every kind and nature; to give oral instructions and make oral agreements; and generally to do any and all other acts and things incidental to any of the foregoing or with reference to any dealings or transactions which any attorney may deem necessary, proper or advisable;

                  G. acquire and enter into any contract of insurance which the General Partner deems necessary or appropriate for the protection of the Operating Partnership, for the conservation of the Operating Partnership's assets or for any purpose convenient or beneficial to the Operating Partnership;

                  H. conduct any and all banking transactions on behalf of the Operating Partnership; to adjust and settle checking, savings and other accounts with such institutions as the General Partner shall deem appropriate; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into, or from any account in the Operating Partnership's name; to execute, procure, consent to and authorize extensions and renewals of the same; to make deposits and withdraw the same and to negotiate or discount commercial paper, acceptances, negotiable instruments, bills of exchange and dollar drafts; and to approve and adopt the form of any banking resolutions of any financial institution as though set forth in full herein;

                  I. demand, sue for, receive, and otherwise take steps to collect or recover all debts, rents, proceeds, interests, dividends, goods, chattels, income from property, damages and all other property, to which the Operating Partnership may be entitled or which are or may become due the Operating Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Operating Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any accounts, debits, claims, disputes and matters which may arise between the Operating Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

                  J. make arrangements for financing, including the taking of all action deemed necessary or appropriate by the General Partner to cause any approved loans to be closed;

                  K. take all reasonable measures necessary to insure compliance by the Operating Partnership with applicable arrangements, and other contractual obligations and arrangements entered into by the Operating Partnership from time to time in accordance with the provisions of this Operating Partnership Agreement, including periodic reports as required to lenders and using all due diligence to insure that the Operating Partnership is in compliance with its contractual obligations;

                  L. maintain the Operating Partnership's books and records;

                  M. prepare and deliver, or cause to be prepared and delivered by the Operating Partnership's Accountants, all financial and other reports with respect to the operations of the Operating Partnership, and preparation and filing of all Federal and state tax returns and reports;

                  N. organize one or more partnerships or corporations which are controlled, directly or indirectly, by the Operating Partnership and make any capital contributions required pursuant to the partnership agreements of any such partnerships;

                  O. except as provided in Article 15 of this Operating Partnership Agreement, amend this Operating Partnership Agreement;

                  P. file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the Operating Partnership's debts under Title 11 of the United States Code (or corresponding provisions of future laws) or any other state or federal insolvency law, or file an answer consenting or acquiescing to any such petition; make an assignment for the benefit of the creditors of the Operating Partnership or admit in writing that the Operating Partnership cannot pay its debts as they mature; and

                  Q. subject to Section 5.1, elect to dissolve or terminate the Operating Partnership.

                  8.2 LIMITATIONS ON POWERS AND AUTHORITIES OF PARTNERS. Notwithstanding the powers of the General Partner set forth in Section 8.1 hereof, the General Partner shall have no right or power to do any of the following:

                  A. do any act in contravention of this Operating Partnership Agreement;

                  B. do any act which would make it impossible to carry on the ordinary business of the Operating Partnership, except to the extent that such act is specifically permitted by the terms hereof;

                  C. possess Operating Partnership property or assign rights in specific Operating Partnership property for other than Operating Partnership purposes, except as otherwise provided in this Operating Partnership Agreement; or

                  D.       do any act in contravention of applicable law.

                  8.3 TITLE HOLDER. To the extent allowable under applicable law, title to all or any part of the properties of the Operating Partnership may be held in the name of the Operating Partnership, a Property Partnership or the General Partner. Any such title holder shall perform any and all of its respective functions to the extent and upon such terms and conditions as may be determined from time to time by the General Partner.

                  8.4 COMPENSATION OF THE GENERAL PARTNER. The General Partner shall not be entitled to any compensation for services rendered to the Operating Partnership solely in its capacity as General Partner except with respect to reimbursement for (i) those costs and expenses constituting Administrative Expenses and (ii) such other amounts for which reimbursement is provided in this Operating Partnership Agreement.

                  8.5      STANDARD OF CONDUCT.

                  A. No Limited Partner shall be personally liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Operating Partnership by reason of its being a Limited Partner, nor shall any Limited Partner be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the property or the affairs of the Operating Partnership.

                  B. To the extent the General Partner or any officer, director, employee, agent or shareholder of the General Partner performs its duties in accordance with the standards provided by
         Section 2-405.1 of the Maryland General Corporation Law, as it may be amended from time to time, or under any successor statute thereto, such Person or Persons shall have no liability by reason of being or having been the General Partner, or by reason of being an officer, director, employee, agent or shareholder of the General Partner. To the maximum extent that the Maryland General Corporation Law and the general laws of the State of Maryland, in effect from time to time, permit limitation of the liability of directors and officers of a corporation, the General Partner and its officers, directors, employees, agents and shareholders shall not be liable to the Operating Partnership or to any Partner for money damages except to the extent that (i) the General Partner or its officers, directors, employees, agents or shareholders actually received an improper benefit or profit in money, property or services, in which case the liability shall not exceed the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the General Partner or one or more of its officers, directors, employees, agents or shareholders is entered in a proceeding based on a finding in the proceeding that the General Partner or one or more of its officers, directors, employees, agents or shareholders action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Neither the amendment nor repeal of this Section 8.5.B, nor the adoption or amendment of any other provision of this Operating Partnership Agreement inconsistent with this Section 8.5.B, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of the General Partner or its directors or officers for money damages in a suit by or on behalf of the Operating Partnership or by any Partner, the General Partner and the officers, directors, employees, agents and shareholders of the General Partner shall not be liable to the Operating Partnership or to any Partner for money damages except to the extent that (i) the General Partner or one or more of its officers, directors, employees, agents or shareholders actually received an improper benefit or profit in money, property or services, in which case the liability shall not exceed the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the General Partner or one or more of its officers, directors, employees, agents or shareholders is entered in a proceeding based on a finding in the proceeding that the action of the General Partner or one or more of its officers, directors, employees or shareholders action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

                  8.6      INDEMNIFICATION.

                  A. Subject to paragraphs 8.6.B, 8.6.C and 8.6.D, the Operating Partnership shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, indemnify and pay, advance or reimburse reasonable expenses to any director, officer, employee or agent of the General Partner and to any Partner, employee or agent of the Operating Partnership (each an "Indemnified Party").

                  B. As long as the Company qualifies as a REIT, the Operating Partnership shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless: (i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Operating Partnership or of the shareholders of the General Partner; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Operating Partnership or the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party except that in the event the Indemnified Party is or was an Independent Director of the Company, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the Net Assets of the Operating Partnership and not from the Partners.

                  C. As long as the Company qualifies as a REIT and notwithstanding anything to the contrary in 8.6.B hereof, the Operating Partnership shall not indemnify an Indemnified Person for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

         (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the SEC and the published opinions of any state securities regulatory authority in which securities of the Operating Partnership were offered or sold as to indemnification for violations of securities laws.

                  D. The Operating Partnership may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, as it may be amended from time to time, or under any successor statute thereto, and, as long as the Company qualifies as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Operating Partnership; (ii) the legal action is initiated by a third party who is not a Partner or the legal action is initiated by a Partner acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and
         (iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to the Operating Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

                  E. The Operating Partnership shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Operating Partnership or arising out of such status; provided, however, that the Operating Partnership shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under this Operating Partnership Agreement. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. The Operating Partnership shall also have power to enter into any contract for indemnity and advancement of expenses with an Indemnified Person who is not a director of the General Partner to such further extent consistent with law.

                  8.7 OTHER ACTIVITIES OF PARTNERS AND AGREEMENTS WITH RELATED PARTIES. The General Partner shall devote its full-time effort in furtherance of the business of the Inland Group, it being expressly understood that the General Partner may conduct its activities directly, through members of the Inland Group as well as and through the Operating Partnership, as the General Partner determines is appropriate in its sole and absolute discretion. Without limiting the foregoing, the General Partner, either directly or through other members of the Inland Group other than the Operating Partnership, may acquire, own, manage, develop, improve, lease, invest in or otherwise deal with commercial real estate including, without limitation, any retail establishment, shopping center or retail project. Except as may otherwise be agreed to in writing, each Limited Partner and its affiliates shall be free to engage in, to conduct or to participate in any business or activity whatsoever, including, without limitation, the acquisition, development, management and exploitation of real and personal property (other than property of the Operating Partnership), without any accountability, liability or obligation whatsoever to the Operating Partnership or to any other Partner, even if such business or activity competes with or is enhanced by the business of the Operating Partnership. The General Partner, in the exercise of its power and authority under this Operating Partnership Agreement, may contract and otherwise deal with, or otherwise obligate the Operating Partnership to deal with, entities in which the General Partner or any one or more of the officers, directors trustees or shareholders of the General Partner may have an ownership or other financial interest, whether direct or indirect.

                  8.8      OTHER MATTERS CONCERNING THE GENERAL PARTNER.

                  A. The General Partner shall be protected in relying, acting or refraining from acting on any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  B. The General Partner may exercise any of the powers granted or perform any of the duties imposed by this Operating Partnership Agreement either directly or through agents. The General Partner may consult with counsel, accountants, appraisers, management consultants, investments bankers and other consultants selected by it, each of whom may serve as consultants for the Operating Partnership. An opinion by any consultant on a matter which the General Partner believes to be within its professional or expert competence shall be full and complete protection as to any action taken or omitted by the General Partner based on the opinion and taken or omitted in good faith. The General Partner shall not be responsible for the misconduct, negligence, acts or omissions of any consultant or contractor of the Operating Partnership or of the General Partner, and shall assume no obligations other than to use due care in the selection of all consultants and contractors.

                  C. No mortgagee, grantee, creditor or any other person dealing with the Operating Partnership shall be required to investigate the authority of the General Partner or secure the approval of or confirmation by any Limited Partner of any act of the General Partner in connection with the conduct of the Operating Partnership's business.

                  D. The General Partner may retain such persons or entities as it shall determine (including the General Partner or any Entity in which the General Partner shall have an interest or with which it is affiliated) to provide services to or on behalf of the Operating Partnership. The General Partner shall be entitled to reimbursement from the Operating Partnership for its out-of-pocket expenses (including, without limitation, amounts paid or payable to the General Partner or any Entity in which the General Partner shall have an interest or with which it is Affiliated) incurred in connection with the Operating Partnership's business. Such expenses shall be deemed to include those expenses required in connection with the administration of the Operating Partnership such as the maintenance of Operating Partnership books and records, management of the Operating Partnership's property and assets and preparation of information respecting the Operating Partnership needed by the Partners in the preparation of their individual tax returns.

         ARTICLE 9. BANKING. The funds of the Operating Partnership shall be kept in accounts designated by the General Partner and all withdrawals therefrom shall be made on such signature or signatures as shall be designated by the General Partner.

         ARTICLE 10.      ACCOUNTING.

                  10.1 FISCAL YEAR. The fiscal and taxable year of the Operating Partnership shall end on the last day of December of each year, unless another fiscal year end is selected by the General Partner.

                  10.2 BOOKS OF ACCOUNT. The Operating Partnership books of account shall be maintained at the principal office designated in Section
2.3 hereof or at such other locations and by such person or persons as may be designated by the General Partner. The Operating Partnership shall pay the expense of maintaining its books of account. Each Partner shall have, during reasonable business hours and upon reasonable prior notice, access to the books of the Operating Partnership and, in addition, at its expense, shall have the right to copy such books. The General Partner, at the expense of the Operating Partnership, shall cause to be prepared and distributed to the Partners annual financial data sufficient to reflect the status and operations of the Operating Partnership and its assets and to enable each Partner to file its federal income tax return.

                   10.3 REPORTS. The General Partner shall cause to be submitted to the Limited Partners promptly upon receipt of the same from the Accountants and in no event later than April 1 of each year, copies of the consolidated Audited Financial Statements for the Operating Partnership and the Property Partnerships, together with the reports thereon, and all supplementary schedules and information, prepared by the Accountants, including all information necessary for the Limited Partners to prepare their federal income tax returns. The Operating Partnership shall also cause to be prepared such reports and/or information as are necessary for the General Partner to determine its qualification as a REIT and its compliance with the REIT Requirements.

                   10.4 AUDITS. Not less frequently than annually, the books and records of the Operating Partnership shall be audited by the Accountants. The General Partner shall, unless determined otherwise by the General Partner, engage the Accountants to audit the books and records of the Property Partnerships and any other consolidated subsidiary of the Operating Partnership.

                   10.5     METHOD OF ACCOUNTING.  Except for purposes of
Article 6 hereof and the maintenance of Capital Accounts, the Operating Partnership books of account shall be maintained and kept, and its income, gains, losses and deductions shall be accounted for, in accordance with sound principles of accounting consistently applied, or such other method of accounting as may be adopted hereafter by the General Partner. All elections and options available to the Operating Partnership for federal or state income tax purposes shall be taken or rejected by the Operating Partnership in the sole discretion of the General Partner.

                   10.6 TAX ELECTION. All elections required or permitted to be made by the Operating Partnership under any applicable tax law shall be made by the General Partner in its sole discretion.

                   10.7 TAX MATTERS PARTNER. The General Partner is hereby designated the Tax Matters Partner (hereinafter referred to as the "TMP") of the Operating Partnership and shall have all the rights and obligations of the TMP under the Code.

                   10.8 ADMINISTRATIVE ADJUSTMENTS. If the TMP receives notice of a Final Partnership Administrative Adjustment (the "FPAA") or if a request for an administrative adjustment made by the TMP is not allowed by the United States Internal Revenue Service (the "IRS") and the IRS does not notify the TMP of the beginning of an administrative proceeding with respect to the Operating Partnership's taxable year to which such request relates (or if the IRS so notifies the TMP but fails to mail a timely notice of an FPAA), the TMP may, but shall not be obligated to, petition a court for readjustment of partnership items. In the case of notice of an FPAA, if the TMP determines that the United States District Court or Claims Court is the most appropriate forum for such petition, the TMP shall notify each person who was a Partner at any time during the Operating Partnership's taxable year to which the IRS notice relates of the approximate amount by which the IRS notice relates of the approximate amount by which its tax liability would be increased (based on such assumptions as the TMP may in good faith make) if the treatment of partnership items on his return was made consistent with the treatment of partnership items on the Operating Partnership's return, as adjusted by the FPAA. Each such person shall deposit with the TMP, for deposit with the IRS, the approximate amount of his increased tax "liability" together with a written agreement to make additional deposits if required to satisfy the jurisdictional requirements of the Court, within thirty days after the TMP's notice to such person.

         ARTICLE 11.       TRANSFERS OF OPERATING PARTNERSHIP INTERESTS.

                  11.1     GENERAL PARTNER.

                  A. Except as otherwise provided in this Operating Partnership Agreement, the General Partner may not withdraw from the Operating Partnership or transfer or assign all (but may assign less than all) of its GP Common Units in the Operating Partnership (whether by sale, statutory merger or consolidation, liquidation or otherwise) without the unanimous consent of the Limited Partners, which may be given or withheld by each Partner in its sole and absolute discretion. Upon any transfer of a GP Common Unit in accordance with the provisions of this Section 11.1.A, the transferee shall become a substitute General Partner for all purposes herein, and shall be vested with the powers and rights of the transferor General Partner, and shall be liable for all obligations and responsible for all duties of the transferor General Partner, once such transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Operating Partnership Agreement with respect to the GP Common Units so acquired. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor General Partner under this Operating Partnership Agreement with respect to such transferred GP Common Units, and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor General Partner are assumed by a successor corporation by operation of law) shall relieve the transferor General Partner of its obligations under this Operating Partnership Agreement without the consent of the Limited Partners, in their reasonable discretion. In the event the General Partner withdraws from the Operating Partnership, in violation of this Operating Partnership Agreement or otherwise, or otherwise dissolves or terminates, or upon the incapacity of the General Partner, all of the remaining Partners may elect to continue the Operating Partnership's business by selecting a substitute General Partner in accordance with the Act. Notwithstanding anything contained herein to the contrary the Limited Partners shall not have any right whatsoever to remove the General Partner from the Operating Partnership.

                  B. Notwithstanding Section 11.1.A, the General Partner and/or the Operating Partnership may engage in a Business Combination without the consent of the Limited Partners upon satisfaction of the conditions set forth in Section 11.1.C.

                  C. In the event (i) the Board has approved a proposed Business Combination to which the Company will be a party which does not require the consent of the Stockholders; (ii) the Board has approved a Stockholder vote on a proposed Business Combination to which the Company will be a party; or (iii) the Company, in its capacity as the General Partner of the Operating Partnership, has approved a proposed Business Combination to which the Operating Partnership will be a party; then the Company shall provide to each Limited Partner holding Units convertible into Equity Stock pursuant to Section 3.3.A or 3.3.E of this Operating Partnership Agreement written notice of the proposed Business Combination at least thirty
         (30) days prior to the record date for the Stockholder vote on such Business Combination, if any, and at least ninety (90) days prior to the effective date of such Business Combination. Such Limited Partners shall be entitled to exercise their Conversion Rights under
         Section 3.3 without regard to whether the Holding Period with respect to such Units has expired. The Company shall not have the option of acquiring such Units for the Cash Amount in accordance with the terms of Section 3.3.B and 3.3.D; provided that, to the extent that a purported exercise of a Conversion Right pursuant to this Section 11.1.C by a Limited Partner would be prohibited under
         Section 3.3.C, the Company shall have the right (but shall not have the obligation) to purchase the Units offered for conversion for the Cash Amount under the terms and conditions set forth in Section 3.3.B provided that purchase of the Units for the Cash Amount would not be prohibited under Section 3.3.D. A Limited Partner's right to exercise his or her Conversion Right pursuant to this Section 11.1.C shall terminate upon the first to occur of the following events: (i) disapproval of the proposed Business Combination by the Board; (ii) disapproval of the proposed Business Combination by the Stockholders of the Company if a Stockholder vote is held; (iii) abandonment of the proposed Business Combination by the parties thereto other than the Company and/or the Operating Partnership, if any; or (iv) the effective date of such Business Combination. In the event that a proposed Business Combination is revivied after the occurrence of any of the events described in (i) through (iv) in the preceding sentence, the Company shall be required to give a new written notice pursuant to this Section 11.1.C.

                  11.2     LIMITED PARTNERS.

                  A. Except as specifically set forth in this Operating Partnership Agreement, no Limited Partner or substituted Limited Partner shall, without the prior written consent of the General Partner, which consent may be withheld in its sole and absolute discretion, directly or indirectly, transfer, assign, sell, offer, offer to sell, contract for sell, pledge, grant any option to purchase, encumber or otherwise sell or dispose of (or announce any such transfer, assignment, sale, offer, offer for sale, contract for sale, pledge, grant, encumbrance or other sale or disposition) (a "Transfer") all or any part of his interest in the Operating Partnership, except (i) as otherwise permitted by
         Section 12.3 hereof and for intervivos intra-family transfers for estate planning purposes, and (ii) for pledges of LP Common Units by Limited Partners to secure the repayment of a loan, provided that the Limited Partner shall have (A) first obtained the written agreement of the pledgee to exercise its Redemption Right with respect to any pledged LP Common Units pursuant to Section 3.2.C hereof immediately upon taking any action with respect to such LP Common Units and
         (B) submitted a copy of such agreement and pledge to the General Partner. A Limited Partner shall notify the General Partner of any Transfers of beneficial interest or other interest which occurs without a transfer of record ownership, as well as any pledge or other collateral transfer. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, or be voluntarily or involuntarily alienated or encumbered, except as may be specifically provided for in
         Section 11.2.A or Section 12.3 hereof. A Limited Partner shall not be permitted to retire or withdraw from the Operating Partnership except as expressly permitted by this Operating Partnership Agreement.

                  B. An assignee, legatee, distributee or other transferee (whether by conveyance, operation of law or otherwise) (a "Transferee") of all or any portion of a Limited Partner's interest in the Operating Partnership shall be entitled to receive distributions hereunder attributable to such interest acquired by reason of such Transfer, from and after the effective date of the Transfer of such interest; provided, however, anything in this Operating Partnership Agreement to the contrary notwithstanding, except as provided in
         Section 11.2.A or Section 12.3 hereof, (i) no Transfer by a Limited Partner shall be effective until such Transfer has been consented to by the General Partner; (ii) no Transferee shall be considered a substituted Limited Partner unless the General Partner consents to the Transferee's admission as a substituted Limited Partner and the Transferee agrees in writing to be bound by the terms of this Operating Partnership Agreement, as it may be amended from time to time;
         (iii) the Operating Partnership and the General Partner shall be entitled to treat the transferor of such interest as the absolute owner thereof in all respects, and shall incur no liability for distributions which are made to such transferor until such time as the written instrument of Transfer has been received by the General Partner and the "effective date" of the Transfer has passed; and (iv) the General Partner shall have the right to require any such transferor to have such transferor's Partnership Interest redeemed in accordance with the provisions of Section 3.2 hereof. The "effective date" of any Transfer shall be the last day of the month set forth on the written instrument of Transfer or such other date consented to in writing by the General Partner as the "effective date."

                  C. Notwithstanding anything to the contrary contained in Article 11 hereof, (a) no Transfer shall be effective to the extent that such Transfer, by treating the Unit or Partnership Interest so transferred as if it had been tendered for redemption and then acquired by the General Partner for Shares in accordance with Section 3.2 hereof, would be prohibited by or violate any provision of the Articles of the General Partner (including those limiting the ownership of Shares in certain instances) and (b) no Transfer of a Partnership Interest by any Partner shall be made (i) to any Person or Entity that lacks the legal right, power or capacity to own a Partnership Interest,
         (ii) in violation of applicable law, (iii) if such Transfer would cause the General Partner to fail to qualify as a REIT, (iv) if such Transfer would cause a termination of the Partnership for federal income tax purposes

         (unless the General Partner consents to such transfer), (v) if such Transfer would, in the opinion of counsel to the Operating Partnership, cause the Operating Partnership or the Property Partnerships (or any other Entity taxed as a partnership for federal income tax purposes)
         (A) to cease to be classified and taxed as a partnership for federal income tax purposes or (B) to be a "publicly traded partnership" within the meaning of Section 7704 of the Code, (vi) if such Transfer would cause the Operating Partnership to become, with respect to any employee benefit plan subject to Title 1 of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code), or (vii) if such Transfer would, in the opinion of counsel to the Operating Partnership, cause any portion of the assets of the Operating Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3101.

                  11.3 ADMISSION ADJUSTMENTS. The General Partner, when necessary, shall cause this Operating Partnership Agreement to be amended from time to time to reflect the addition or withdrawal of Partners, including the corresponding adjustments to Percentage Interests and Units required pursuant to Section 3.1 hereof.

         ARTICLE 12.       RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS.

                  12.1 NO PARTICIPATION IN MANAGEMENT. Except as expressly permitted hereunder, the Limited Partners shall not take part in the management of, or decisions regarding, the Operating Partnership's business, transact any business in the Operating Partnership's name or have the power to sign documents for or otherwise bind the Operating Partnership.

                  12.2     MEETINGS OF PARTNERS.

                  A. The Partners may but shall not be required to hold any annual, periodic or other formal meetings. However, meetings of the Partners, may be called by the General Partner or by any Limited Partner or Limited Partners holding at least 10% of the Units in the Operating Partnership.

                  B. The Partner or Partners calling the meeting may designate any place within the State of Illinois as the place of meeting for any meeting of the Partners; and Partners holding at least a majority of the Units in the Operating Partnership may designate any place outside the State of Illinois as the place of meeting for any meeting of the Partners. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal place of business of the Operating Partnership.

                  C. Except as provided in Section 12.2.D, written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than ninety (90) days before the date of the meeting, either personally or by mail, by or at the direction of the Partner or Partners calling the meeting, to each Partner entitled to vote at such meeting and to each Partner not entitled to vote who is entitled to notice of the meeting.

                  D. Anything in this Operating Agreement to the contrary notwithstanding, with respect to any meeting of the Partners, any Partner who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, shall be deemed to have waived notice of such meeting unless such Partner attends for the express purpose of objecting, at the beginning of the meeting, and does so object to the transaction of any business because the meeting is not lawfully called or convened.

                  E. If all of the Partners shall meet at any time and place, either within or outside of the State of Illinois, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

                  F. For the purpose of determining Partners entitled to notice of or to vote at any meeting of Partners or any adjournment thereof, or Partners entitled to receive payment of any distribution, or in order to make a determination of Partners for any other purpose, the date on which notice of the meeting is mailed or the date on which the declaration of such distribution is adopted, as the case may be, shall be the record date. When a determination of Partners entitled to vote at any meeting of Partners has been made as provided in this
         Section 12.2.F, such determination shall apply to any adjournment thereof.

                  G. Partners holding at least a majority of the Units entitled to vote at a meeting, represented in person or by proxy, shall constitute a quorum at any meeting of Partners. In the absence of a quorum at any such meeting, Partners holding at least a majority of Units so represented may adjourn the meeting to another time and place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present. No notice of an adjourned meeting need be given if the time and place are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 120 days. The Partners present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number Units whose absence would cause less than a quorum.

                  H. If a quorum is present, the affirmative vote of Partners holding a majority of the Units entitled to vote, present in person or represented by proxy, shall be binding on all Partners, unless the vote of a greater or lesser proportion or number of Units or Partners is otherwise required by the Act, by the Articles, or by this Operating Partnership Agreement, including, without limitation, Articles 8 and 15 hereof. Unless otherwise expressly provided herein or required under applicable law or the Articles, Partners who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Partners' vote or consent is required may vote or consent upon any such matter and their Units, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Partners.

                  I. At all meetings of Partners, a Partner may vote in person or by proxy executed in writing by the Partner or by the Partner's duly authorized attorney-in-fact. Such proxy shall be filed with the General Partner before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

                  J. Action required or permitted to be taken at a meeting of Partners may be taken without a meeting if the action is evidenced by one or more written consents or approvals describing the action taken and signed by sufficient Partners or Partners holding sufficient Units, as the case may be, to approve such action had such action been properly voted on at a duly called meeting of the Partners. Action taken under this Section 12.2.J is effective when the requisite Partners or Partners with the requisite Units, as the case may be, have signed the consent or approval, unless the consent specifies a different effective date.

                  12.3 DEATH, LEGAL INCOMPETENCY, ETC. OF A LIMITED PARTNER. The death, legal incompetency, insolvency, dissolution or Bankruptcy of a Limited Partner shall not dissolve or terminate the Operating Partnership. Upon ten (10) Trading Days' notice to the General Partner of the death or incapacity of an individual Limited Partner, such individual Limited Partner's interest in the Operating Partnership shall be transferred either by will, the laws of intestacy or otherwise to the legal representative or successor of such individual Limited Partner who shall be bound in all respects by the terms of this Operating Partnership Agreement, subject to the General Partner's right to redeem such interest in accordance with the provisions of Section 3.2 hereof.

                  12.4 NO WITHDRAWAL. No Limited Partner may withdraw from the Operating Partnership without the prior written consent of the General Partner.

                  12.5 DUTIES AND CONFLICTS. The General Partner recognizes that the Limited Partners and their Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Operating Partnership, and that such persons are entitled to carry on such other business interests, activities and investments. The Limited Partners and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such persons may engage in any activities, whether or not competitive with the Operating Partnership, without any obligation to offer any interest in such activities to the Operating Partnership or to any Partner. Neither the Operating Partnership nor any Partner shall have any right, by virtue of this Operating Partnership Agreement, in or to such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Operating Partnership, shall not be deemed wrongful or improper.

         ARTICLE  13.      LIQUIDATION AND DISSOLUTION OF OPERATING PARTNERSHIP.

                  13.1 TERMINATION EVENTS. The Operating Partnership shall be dissolved and its affairs wound up in the manner hereinafter provided upon the occurrence of an event described in Article 5 hereof.

                  13.2 METHOD OF LIQUIDATION. Upon the happening of any of the events specified in Article 5 hereof, the General Partner (or if there be no General Partner, a liquidating trustee selected by those Limited Partners holding in the aggregate more than fifty percent (50%) of the Percentage Interests held by all Limited Partners) shall immediately commence to wind up the

Operating Partnership's affairs and shall liquidate the assets of the Operating Partnership as promptly as possible, unless the General Partner, or the liquidating trustee, shall determine that an immediate sale of Operating Partnership's assets would cause undue loss to the Operating Partnership, in which event the liquidation may be deferred for a reasonable time. The Partners shall continue to share distributions during the period of liquidation in the same proportions as before dissolution. The proceeds from liquidation of the Operating Partnership, including repayment of any debts of Partners to the Operating Partnership, shall be applied in the order of priority as follows:

                  A. Debts of the Operating Partnership, including repayment of principal and interest on loans and advances made by the General Partner; then

                  B. To the establishment of any reserves deemed necessary or appropriate by the General Partner, or by the person(s) winding up the affairs of the Operating Partnership in the event there is no remaining General Partner of the Operating Partnership, for any contingent or unforeseen liabilities or obligations of the Operating Partnership. Such reserves established hereunder shall be held for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the General Partner, or such person(s) deems advisable, the balance of such reserves shall be distributed in the manner provided hereinafter in this Section 13.2 as though such reserves had been distributed contemporaneously with the other funds distributed hereunder; then

                  C. To the Partners in accordance with the provisions of Sections 7.1 and 7.2 hereof;

provided that, to the extent that a distribution in accordance with this
Section 13.2 would cause a Partner to have a negative balance in his or her Capital Account, such distribution shall be reallocated to the Partners with positive Capital Account balances in proportion to such positive balances.

                  13.3 DISTRIBUTION IN KIND. The General Partner may make distributions pursuant to this Operating Partnership Agreement in cash or in kind, as it determines is appropriate in its sole discretion; provided that no in-kind distributions shall be made to any Limited Partner other than the General Partner. In the event the General Partner determines that it is necessary or desirable to make a distribution of Operating Partnership property in kind, the General Partner may transfer and convey such property to the distributees as tenants in common, subject to any liabilities attached thereto, so as to vest in them undivided interests in the whole of such property in proportion to their respective rights to share in the proceeds of the sale of such property (other than as a creditor) in accordance with the provisions of Section 13.2 hereof.

                  13.4 DOCUMENTATION OF LIQUIDATION. Upon the completion of the resolution and liquidation of the Operating Partnership, the Operating Partnership shall terminate and the liquidating trustee shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Operating Partnership.

                  13.5 LIABILITY OF THE LIQUIDATING TRUSTEE. The liquidating trustee shall be indemnified and held harmless by the Operating Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the liquidating trustee's taking of any action authorized under or within the scope of this Operating Partnership Agreement; provided, however, that the liquidating trustee shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arose out of:

                  A. A matter entirely unrelated to the liquidating trustee's action or conduct pursuant to the provisions of this Operating Partnership Agreement; or

                  B. The proven misconduct or negligence of the liquidating trustee.

         ARTICLE 14. POWER OF ATTORNEY. Each Limited Partner hereby irrevocably constitutes and appoints the Secretary of the General Partner, with full power of substitution, its true and lawful attorney, for him and in his name, place and stead and for his use and benefit, to sign, swear to, acknowledge, file and record:

                  (i) this Operating Partnership Agreement, and amendments to this Operating Partnership Agreement;

                 (ii) any certificates, instruments and documents (including assumed and fictitious name certificates) as may be required by, or may be appropriate under, the laws of the State of Illinois or any other State or jurisdiction in which the Operating Partnership is doing or intends to do business, in order to discharge the purposes of the Operating Partnership or otherwise in connection with the use of the name or names used by the Operating Partnership;

                (iii) any other instrument which may be required to be filed or recorded by the Operating Partnership on behalf of the Partners under the laws of any State or by any governmental agency in order for the Operating Partnership to conduct its business;

                 (iv) any documents which may be required to effect the continuation of the Operating Partnership, the admission of a substitute or additional Partner, or the dissolution and termination of the Operating Partnership, provided such continuation, admission or dissolution and termination is not in violation of any provision of this Operating Partnership Agreement; and

                  (v) any documents which may be required or desirable to have the General Partner appointed, and act as, the "Tax Matters Partner" as described in the Code.

         The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable and shall survive the death or incapacity of any individual Limited Partner, and shall survive the delivery of any assignment by a Limited Partner of the whole or any portion holding more than 50% of the voting power in the Operating Partnership of such affecting Limited Partners of his interest in the Operating Partnership.

         ARTICLE 15.       AMENDMENT OF OPERATING PARTNERSHIP AGREEMENT.

                  15.1 GENERAL. The General Partner, without the consent of the Limited Partners, may amend this Operating Partnership Agreement in any respect by executing a written instrument setting forth the terms of such amendment; provided, however, that, except as provided in Section 15.2 hereof, any amendment which (i) except as provided in Section 7.1, alters or changes the distribution rights of any Limited Partner under Article 7 hereof; (ii) alters or changes a Limited Partner's Redemption Rights under
Section 3.2 hereof or Conversion Rights under Section 3.3 hereof; (iii) imposes on the Limited Partners any obligation to make additional Capital Contributions; or (iv) amends Section 8.5, 8.6 or 11.1 of this Operating Partnership Agreement shall require the approval of the affected Limited Partners holding more than 50% of the voting power in the Operating Partnership held by such affected Limited Partners.

                  15.2     MERGER, ETC. OF GENERAL PARTNER. Notwithstanding
Section 15.1, in the event that the General Partner engages in a Business Combination, the General Partner (or its successor or transferee) may amend the provisions of this Operating Partnership Agreement (including, without limitation, the definition of Conversion Factor) in any respect in connection with such Business Combination (regardless of whether the amendment alters or changes the distributions to a Limited Partner or a Limited Partner's Redemption Rights) without obtaining the consent of any Limited Partner; provided that the Business Combination and the effects of such amendments satisfy the requirements set forth in Section 11.1.

         ARTICLE 16.       ARBITRATION.

                 16.1 GENERAL. Notwithstanding anything to the contrary contained in this Operating Partnership Agreement, all claims, disputes and controversies between the parties hereto (including, without limitation, any claims, disputes and controversies between the Operating Partnership and any one or more of the Partners) arising out of or in connection with this Operating Partnership Agreement or the Operating Partnership created hereby, or any act or failure to act by the General Partner or any other Partner hereunder, shall be resolved by binding arbitration in Chicago, Illinois by the American Arbitration Association, in accordance with this Article 16.

                  16.2     PROCEDURES.  Any arbitration called for by this
Article 16 shall be conducted in accordance with the following procedures:

                  A. The Operating Partnership or any Partner (the "Requesting Party") may demand arbitration pursuant to Section 16.1 hereof at any time by giving written notice of such demand (the "Demand Notice") to all other Partners and (if the Requesting Party is not the Operating Partnership) to the Operating Partnership which Demand Notice shall describe in reasonable detail the nature of the claim, dispute or controversy.

                  B. Within fifteen (15) days after the giving of a Demand Notice, the American Arbitration Association shall select and designate in writing three reputable, disinterested individuals willing to act as an arbitrator of the claim, dispute or controversy in question.

                  C. The presentations of the parties hereto in the arbitration proceeding shall be commenced and completed within sixty
         (60) days after the selection of the arbitration panel pursuant to subsection B above, and the arbitration panel shall render its decision (and specify in reasonable detail its reasons therefor) in writing within thirty (30) days after the completion of such presentations. Any decision concurred in by any two (2) of the arbitrators shall constitute the decision of the arbitration panel, and unanimity shall not be required.

                  D. The arbitration panel shall include in its decision a direction that all of the attorneys' fees and costs of any party or parties and the costs of such arbitration be paid by the losing party or parties in the arbitration. On the application of a party before or after the initial decision of the arbitration panel, and proof of its attorneys' fees and costs, the arbitration panel shall order the other party to make any payments directed pursuant to the preceding sentence.

                  16.3 BINDING CHARACTER. Any decision rendered by the arbitration panel pursuant to this Section 16.3 shall be final and binding on the parties hereto, and judgment thereon may be entered by any state or federal court of competent jurisdiction.

                  16.4 EXCLUSIVITY. Arbitration shall be the exclusive method available for resolution of claims, disputes and controversies described in Section 16.1 hereof, and the Operating Partnership and its Partners stipulate that the provisions hereof shall be a complete defense to any suit, action or proceeding in any court or before any administrative or arbitration tribunal with respect to any such claim, controversy or dispute. The provisions of this Section 16.4 shall survive the dissolution of the Operating Partnership.

                  16.5 NO ALTERATION OF OPERATING PARTNERSHIP AGREEMENT. Nothing contained herein shall be deemed to give the arbitrators any authority, power or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Operating Partnership Agreement.

         ARTICLE 17.       MISCELLANEOUS.

                  17.1 NOTICES. Any notice, election or other communication provided for or required by this Operating Partnership Agreement shall be in writing and shall be deemed to have been given when delivered by telecopy or other facsimile transmission (confirmed by any of the methods that follow) or by hand, the first business day after sent by overnight courier (such as Federal Express), or on the second business day after deposit in the United States Postal Service, certified or registered, return receipt requested, postage prepaid, properly addressed to the Partner to whom such notice is intended to be given at the address for the Partner set forth on the signature pages of this Operating Partnership Agreement, or at such other address as such person may have previously furnished in writing to the Operating Partnership and each Partner. A copy of all such notices also should be sent to the General Partner and addressed as follows:

               General Partner:     Inland Retail Real Estate Trust, Inc.
                                    2901 Butterfield Road
                                    Oak Brook, IL 60523
                                    Attn:  President
                                    Fax No. (630) 218-4900

                With a copy to:     Wildman, Harrold, Allen & Dixon
                                    Suite 2800
                                    Chicago, IL  60606
                                    Attn:  Roger G. Fein, Esq.
                                    Fax No. (312) 201-2555

                  17.2 SUCCESSORS AND ASSIGNS. Any person acquiring or claiming an interest in the Operating Partnership, in any manner whatsoever, shall be subject to and bound by all of the terms, conditions and obligations of this Operating Partnership Agreement to which his predecessor-in-interest was subject or bound, without regard to whether such a person has executed a counterpart hereof or any other document contemplated hereby. No person, including the legal representative, heir or legatee of a deceased Partner, shall have any rights or obligations greater than those set forth in this Operating Partnership Agreement, and no person shall acquire an interest in the Operating Partnership or become a Partner thereof except as expressly permitted by and pursuant to the terms of this Operating Partnership Agreement. Subject to the foregoing, and the provisions of Article 11 above, this Operating Partnership Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors, assigns, heirs, legal representatives, executors and administrators.

                  17.3 DUPLICATE ORIGINALS. For the convenience of the Partners, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, and all of which taken together shall constitute one agreement.

                  17.4 CONSTRUCTION. The titles of the Sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein.

                  17.5 GOVERNING LAW. This Operating Partnership Agreement shall be governed by the laws of the State of Illinois. Except to the extent the Act is inconsistent with the provisions of this Operating Partnership Agreement, the provisions of such Act shall apply to the Operating Partnership.

                  17.6 OTHER INSTRUMENTS. The parties hereto covenant and agree that they will execute such other and further instruments and documents as, in the opinion of the General Partner, are or may become necessary or desirable to effectuate and carry out the Operating Partnership as provided for by this Operating Partnership Agreement.

                  17.7 GENERAL PARTNER WITH INTEREST AS LIMITED PARTNER. Except as set forth to the contrary in this Operating Partnership Agreement, if the General Partner has an interest as a Limited Partner in the Operating Partnership, the General Partner shall, with respect to such interest, enjoy all of the rights and be subject to all of the obligations and duties of a Limited Partner.

                  17.8 GENDER. Whenever the context shall so require, all words herein in any gender shall be deemed to include the masculine, feminine or neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

                  17.9 PRIOR AGREEMENTS SUPERSEDED. This Operating Partnership Agreement supersedes any prior understandings or written or oral agreements amongst the Partners, or any of them, respecting the within subject matter and contains the entire understanding amongst the Partners with respect thereto.

                  17.10 PURCHASE FOR INVESTMENT. Each Partner represents, warrants and agrees that it has acquired and continues to hold its interest in the Operating Partnership for its own account for investment only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, nor with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances. Each Partner further represents and warrants that it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds it has invested in the Operating Partnership in what it understands to be a highly speculative and illiquid investment.

                  17.11 WAIVER. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by such other Partner of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such other Partner of the same or any other obligations of such Partner hereunder. Failure on the part of any Partner to complain of any act or failure to act on the part of any other Partner or to declare any other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.

                  17.12 SEVERABILITY. If any provision of this Operating Partnership Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Operating Partnership Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

                  17.13    NOTICE FOR CERTAIN TRANSACTIONS.  In the event of
(a) a dissolution or liquidation of the Operating Partnership or the General Partner, (b) a merger, consolidation or combination of the Operating Partnership or the General Partner with or into another Person (including the events set forth in Section 15.2 hereof), (c) the sale of all or substantially all of the assets of the Operating Partnership or the General Partner, or (d) the transfer by the General Partner of all or any part of its interest in the Operating Partnership, the General Partner shall give written notice thereof to each Limited Partner at least twenty (20) Trading Days prior to the effective date or, to the extent applicable, record date of such transaction, whichever comes first.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Operating Partnership Agreement as of the date first written above.

                                GENERAL PARTNER:

                                INLAND RETAIL REAL ESTATE TRUST, INC.

                                By:  /s/ Robert D. Parks
                                   -------------------------------------------
                                Its:     Chairman


                                LIMITED PARTNERS:

                                INLAND RETAIL REAL ESTATE ADVISORY
                                SERVICES, INC.
                                2901 BUTTERFIELD ROAD
                                OAK BROOK, ILLINOIS  60523
                                ATTN:  PRESIDENT

                                By:  /s/ Patricia A. Challenger
                                   --------------------------------------------
                               Its:      Vice President

                                    EXHIBIT A

 NAME OF PARTNERS AND NUMBER OF UNITS HELD BY EACH PARTNER UNDER THIS OPERATING
                              PARTNERSHIP AGREEMENT


GENERAL PARTNER

      Inland Retail Real Estate Trust, Inc.            20,000 GP Common Units

LIMITED PARTNERS

Inland Retail Real Estate Advisory Services, Inc.         200 LP Common Units

                                    EXHIBIT B

                          FORM OF NOTICE OF REDEMPTION

         I, ____________________________________________, hereby certify that I am the owner of a total of ________________________________ Units of limited partnership interest (the "Units") in Inland Retail Real Estate Limited Partnership, an Illinois limited partnership (the "Operating Partnership").

         Pursuant to Section 3.2 of the Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement"), I hereby notify the Operating Partnership and the general partner of the Operating Partnership, Inland Retail Real Estate Trust, Inc., a Maryland Corporation (the "General Partner") that I am exercising my election to have the Operating Partnership redeem a total of __________of my Units for the consideration described in
Section 3.2.A of the Operating Partnership Agreement.

         I hereby certify that I am aware that upon delivery of this Notice of Redemption, the General Partner shall have the option, exercisable in its sole discretion, to assume the obligation of the Operating Partnership to acquire such Units and to pay the consideration set forth in Section 3.2.B of the Operating Partnership Agreement for such Units, and that in the event the General Partner exercises such option, (i) the Operating Partnership shall have no further obligation to redeem such Units, and (ii) I would be obligated to treat the transaction as a sale of the Units to the General Partner for federal income tax purposes.

Dated _______________________________________________

Print Name___________________________________________

Signature ___________________________________________

                                    EXHIBIT C

                          FORM OF NOTICE OF CONVERSION

         I, ____________________________________________, hereby certify that I am the owner of a total of ________________________________ Units of limited partnership interest (the "Units") in Inland Retail Real Estate Limited Partnership, an Illinois limited partnership (the "Operating Partnership").

         Pursuant to Section 3.3 of the Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement"), I hereby notify the General Partner of the Operating Partnership, Inland Retail Real Estate Trust, Inc. (the "General Partner"), that I am exercising my election to have the General Partner convert a total of __________of my Units for Shares of the General Partner, based on the formula for conversion set forth in Section 3.3.A of the Operating Partnership Agreement.

         I hereby certify that I am aware that upon delivery of this Notice of Conversion, (i) the General Partner shall have the option, exercisable in its sole discretion, to acquire such Units for an amount of cash calculated as described in Section 3.3.B of the Operating Partnership Agreement in lieu of issuing such Shares, and (ii) I am obligated to treat the transaction as a sale of such Units for federal income tax purposes.

Dated ___________________________________________

Print Name ______________________________________

Signature________________________________________

                                    EXHIBIT D

                         CAPITAL ACCOUNT OF EACH PARTNER


GENERAL PARTNER

         Inland Retail Real Estate Trust, Inc.                      $200,000.00

LIMITED PARTNERS

Inland Retail Real Estate Advisory  Services, Inc.                    $2,000.00